As filed with the Securities and Exchange Commission on February 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZaZa Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	48-2986089
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800
Houston, Texas 77010

(Address of Principal Executive Offices)

ZaZa Energy Corporation 2012 Long-Term Incentive Plan

(Full title of the plan)

Scott Gaille

Chief Compliance Officer & General Counsel

1301 McKinney Street, Suite 2800

Houston, Texas 77010

(Name and address of agent for service)

(713) 595-1900

(Telephone number of agent for service)

Copy to:

J. Mark Metts
Sidley Austin LLP

1000 Louisiana, Suite 6000

Houston, Texas 77002

(713) 495-4501

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	670,224	(3)	$2.185	$1,464,439.44	$170.17
Common Stock, $0.01 par value per share	1,149,409	(4)	$2.185	$2,511,458.67	$291.83
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low price of ZaZa Energy Corporation (the “Company”) common stock, par value $0.01 per share (“Common Stock”), as reported by NASDAQ on February 2, 2015, which were $2.29 and $2.08, respectively.

(3)			Represents shares of Common Stock issuable pursuant to the ZaZa Energy Corporation 2012 Long-Term Incentive Plan (the “Plan”).

(4)

Represents shares of Common Stock issued under the Plan to certain employees, officers and directors prior to the date hereof and does not necessarily represent a present intention to sell any or all such shares of Common Stock. Accordingly, the Reoffer Prospectus is a combined prospectus pursuant to Rule 492(a) of the Securities Act.

EXPLANATORY NOTE

We are filing this registration statement on Form S-8 for the purpose of registering 670,224 shares of our Common Stock issuable under the Plan.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part 1 of Form S-3. This Reoffer Prospectus may be used for the reoffering and resale of shares of Common Stock that may be deemed to be restricted securities under the Securities Act, and the rules and regulations promulgated thereunder that have been acquired by certain of our officers and directors, employees, and consultants as applicable, being the Selling Shareholders identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents an additional number of shares of Common Stock that have been or may be acquired by the Selling Shareholders pursuant to awards made to the Selling Shareholders, including those granted pursuant to award agreements filed as exhibits to the Registration Statement and incorporated herein by reference (collectively the “Awards”), and does not necessarily represent a present intention to sell any or all such shares of Common Stock. Accordingly, the Reoffer Prospectus is a combined prospectus pursuant to Rule 492(a) of the Securities Act.

PART I

INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the instructions to Form S-8. The documents containing the information specified in Part I will be sent or delivered to the participants in the plan covered by this Registration Statement as required by Rule 428.

REOFFER PROSPECTUS

1,149,409 Shares of Common Stock

Certain of our present or former directors, officers, employees and consultants, all of who are named in this prospectus, (the “Selling Shareholders”) may offer and sell from time to time, for their own account, up to 1,149,409 shares of our Common Stock, $0.01 par value per share, that were acquired pursuant to the terms of the Awards. We will not receive any of the proceeds from the sale of the shares.

The shares constitute restricted securities under the Securities Act before the sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purpose of registering the shares under the Securities Act for future sales by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction. The Selling Shareholders may offer for sale or sell the shares in varying amounts through public or private transactions at prevailing market prices or at privately negotiated prices. In connection with such sales, the Selling Shareholders and any participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, and any commission they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Our Common Stock is currently listed on the NASDAQ Capital Market under the symbol ZAZA. You should read this Reoffer Prospectus and any accompanying prospectus supplement carefully before you make your investment decision. We are paying the expenses incurred in the registration of the shares, but all selling and other expenses incurred by each Selling Shareholder will be borne by such shareholder.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. Our Common Stock is not offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of the date other than the date on the front of those documents.

The date of this Reoffer Prospectus is February 6, 2015

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the SEC. You can read and copy the reports, proxy statements and other information filed by the Company with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Additionally, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus constitutes part of the Registration Statement on Form S-8 filed on the date hereof by the Company with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which we have omitted, in accordance with the rules and regulations of the SEC. You should refer to the full Registration Statement for further information with respect to the Company and our Common Stock.

Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the SEC as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereto.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules) rather than filed:

(i)                                     our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014;

(ii)                                  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 13, 2014, for the quarter ended June 30, 2014, filed with the SEC on August 13, 2014, and for the quarter ended September 30, 2014, filed with the SEC on November 12, 2014;

(iii)                               our Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on February 7, 2014, February 26, 2014, March 12, 2014, March 20, 2014, March 21, 2014, March 31, 2014, May 20, 2014, May 21, 2014, June 13, 2014, June 13, 2014, July 21, 2014, August 13, 2014, August 25, 2014, August 27, 2014, September 24, 2014, November 6, 2014, November 13, 2014, November 13, 2014, November 14, 2014, November 19, 2014, December 19, 2014 and January 23, 2015;

(iv)                              our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2014; and

(v)                                 the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A12B (File No. 001-35432), filed with the SEC on February 21, 2012, and any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The information relating to the Company contained in this Reoffer Prospectus should be read together with the information in the documents incorporated by reference.

We will provide without charge to each person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for copies can be made by writing or telephoning us at 1301 McKinney Street, Suite 2850, Houston, Texas 77010, Attention: Scott Gaille; telephone number (713) 595-1900.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, including without limitation, statements and projections regarding the Company’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs, statements regarding future commodity prices and statements regarding the plans and objectives of the Company’s management for future operations, are forward-looking statements. The Company’s forward looking statements are typically preceded by, followed by or include words such as “will,” “may,” “could,” “would,” “should,” “likely,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “plan,” “intend” and similar words or expressions. The Company’s forward-looking statements are not guarantees of future performance and are only predictions and statements of the Company’s beliefs based on assumptions that may prove to be inaccurate. Forward-looking statements involve known, unknown or currently unforeseen risks and uncertainties that may be outside of the Company’s control and may cause the Company’s actual results and future developments to differ materially from those projected in, and contemplated by, such forward-looking statements. Risks, uncertainties and other factors that could cause the Company’s actual results to materially differ from the expectations reflected in the Company’s forward-looking statements include, without limitation, the following:

•                  our registered public accounting firm for the year ended December 31, 2013 expressing doubt about our ability to continue as a going concern;

•                  our ability to maintain sufficient liquidity and continue as a going concern;

•                  fluctuations in the prices for, and demand for, oil, natural gas and natural gas liquids;

•                  our substantial level of indebtedness;

•                  problems with our joint ventures or joint venture partners;

•                  our ability to raise necessary capital in the future;

•                  exploratory risks associated with new or emerging oil and gas formations;

•                  risks associated with drilling and operating wells;

•                  inaccuracies and limitations inherent in estimates of oil and gas reserves;

•                  our ability to replace oil and gas reserves;

•                  requirements to repurchase our 10.00% Senior Secured Notes due 2017 or our 9.00% Convertible Senior Notes due 2017;

•                  our ability to use net operating loss carryforwards;

•                  unavailability or high cost of oil and gas equipment, materials, supplies, services and personnel;

•                  our concentration in a single geographic area;

•                  uninsured losses from oil and gas operating risks;

•                  legislation and governmental regulations, including federal or state regulation of hydraulic fracturing;

•                  our dependency upon third-party gathering, transportation and processing facilities;

•                  our size relative to our peers;

•                  failures in our acquisition strategy or integration of our acquisitions;

•                  hurricanes and natural disasters; and

•                  access to water to conduct hydraulic fracturing.

Many of these factors are beyond our ability to control or predict. Any, or a combination, of these factors could materially affect our future financial condition or results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements.

Although we believe that the assumptions on which any forward-looking statements are based in this prospectus and other periodic reports filed by us are reasonable when and as made, no assurance can be given that such assumptions will prove correct. All forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by applicable securities laws and regulations.

For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see “Risk Factors” beginning on page 6 of this prospectus and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our annual report on Form 10-K for the fiscal year ended December 31, 2013, our quarterly report on Form 10-Q for the quarter ended September 30, 2014 and our other reports and registration statements filed from time to time with the SEC and other announcements we make from time to time. You may obtain copies of these documents and reports as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This prospectus is part of a Registration Statement that we filed with the SEC. We have provided to you in this prospectus a general description of the Selling Shareholders and the distribution of shares. To the extent there is a conflict between the information contained in this prospectus and any of our subsequent filings with the SEC, the statement in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the Registration Statement, of which this prospectus forms part, includes additional information not contained in this prospectus. You may read the Registration Statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading Documents Incorporated by Reference if necessary.

The Company

ZaZa Energy Corporation is an independent oil and gas company focused on the exploration and production of unconventional oil and gas assets. We currently operate primarily through joint ventures in the Eaglebine trend in East Texas and the Eagle Ford trend in South Texas.

Our principal executive offices are located at 1301 McKinney Street, Suite 2800, Houston, Texas 77010, and our telephone number is (713) 595-1900. Our website address is www.zazaenergy.com. However, information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

The Offering

Common stock to be registered for sale by the Selling Shareholders	1,149,409 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders.

NASDAQ Trading Symbol	ZAZA

Risk Factors

The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. You should read the “Risk Factors” section of this prospectus beginning on page 8 for a discussion of factors to consider before deciding to invest in our common stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors contained in our most recently filed periodic reports filed with the SEC, including our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and any Current Report on Form 8-K that updates the risk factors contained in such Forms 10-K and 10-Q, all of which are on file with the SEC and are incorporated by reference into this prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline and you could lose all or part of your investment.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the account of the Selling Shareholders.

SELECTED FINANCIAL DATA

On August 19, 2014, the Company completed a 1-for-10 reverse stock split.  As a result of the reverse stock split every ten outstanding shares of common stock became one share of common stock.  All information in this prospectus, except for information incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our Quarterly Reports on Forms 10-Q for the quarters ended March 31 and June 30, 2014 and the pro forma financial statements contained in our Current Report on Form 8-K filed on September 24, 2014 has been presented to reflect the impact of the reverse split.  The following selected financial data is based on common stock and per share data from our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the pro forma financial statements contained in our Current Report on Form 8-K filed on September 24, 2014, as retrospectively adjusted to reflect the reverse stock split.  Our latest interim financial information, which was contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, reflects the effects of the reverse stock split and is incorporated herein by reference.

Select Data from Consolidated Statements of Operations and Comprehensive Loss

	Year Ended December 31,
	2013	2012
	(In thousands, except per share data)
Basic loss per share:
Continuing operations	$(6.23)	$(5.51)
Discontinued operations	(0.30)	(5.32)
	$(6.53)	$(10.83)
Diluted loss per share:
Continuing operations	$(6.23)	$(5.79)
Discontinued operations	(0.30)	(5.23)
	$(6.53)	$(11.02)
Loss from continuing operations:
Basic	$(64,463)	$(54,056)
Diluted	$(64,463)	$(57,689)

Loss from discontinued operations	$(3,102)	$(52,171)

Weighted average shares outstanding:
Basic	10,346	9,803
Diluted	10,346	9,968

Consolidated Statements of Comprehensive Loss
Net loss	$(67,565)	$(106,227)
Foreign currency translation adjustments, net of taxes	(125)	32
Comprehensive loss	$(67,690)	$(106,195)

Selected Data from Pro Forma Consolidated Statements of Operations*

	Six Months Ended June 30, 2014		Year Ended December 31, 2013
	Historical	Pro Forma	Historical	Pro Forma
	(In thousands, except per share data)
Loss from continuing operations	$(10,572)	$(10,510)	$(64,463)	$(64,334)
Basic and diluted loss per share:
Continuing operations	$(1.00)	$(0.99)	$(6.23)	$(6.22)
Weighted basic and diluted average shares outstanding:	10,573	10,573	10,346	10,346

* The Company included pro forma financial statements in its Current Report on Form 8-K filed on September 24, 2014 to report the effects of a transaction with an affiliate of Quantum Energy Partners that closed on September 18, 2014.

SELLING SHAREHOLDERS

The following table sets forth (a) the name and position or positions with the Company of each Selling Shareholder, (b) the number of shares beneficially owned (as such term is defined in Rule 13d-(3) under the Exchange Act) by each Selling Shareholder as of the date of this prospectus, (c) the number of shares that each Selling Shareholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Shareholder has a present intention to do so, (d) the number of shares to be beneficially owned by each Selling Shareholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of the shares to be beneficially owned by each Selling Shareholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of the shares by the Selling Shareholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an affiliate of the Company.

Selling	Principal Position with the Company	Shares Beneficially	Number of Shares Offered		Shares Beneficially Owned After the Resale (3)
Shareholder	(1)	Owned (2)	for Resale		Number	Percent (4)

Todd Alan Brooks	Executive Director, President and Chief Executive Officer	3,085,354	775,874	(5)	2,309,480	17.57
Travis Burris	Director	27,580	27,580	(6)	—	—
Beth A. Cornwell	Vice President, Human Resources	4,500	4,500	(7)	—	—
Scott Gaille	Chief Compiance Officer & General Counsel	198,879	186,531	(8)	12,348	*
Rod Guice	Manager Completion Engineering	15,810	15,000	(9)	810	*
Terry Hobbs	Controller and Treasurer	22,492	12,492	(10)	10,000	*
Paul F. Jansen	Chief Financial Officer	68,646	68,146	(11)	500	*
Charles Ngo	Director Financial Reporting	9,747	8,000	(12)	1,747	*
Haag Sherman	Director	20,985	18,485	(13)	2,500	*
Hebert C. Williamson	Director	40,735	32,801	(14)	7,934	*

* Denotes Shareholders who own less than 1% of the total outstanding shares of Common Stock of the Company.

(1) All positions described are with the Company, unless otherwise indicated.

(2) The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act.

(3) Assumes the sale of all shares offered.

(4) Percentage is computed with reference to 13,141,106 shares of our Common Stock outstanding as of December 31, 2014.

(5) Includes (a) 43,052 restricted common shares granted under the Plan that have vested, (b) 416,109 restricted common shares granted under the Plan that have not vested, and (c) 316,713 shares of common stock that are issuable upon the exercise of options granted under the Plan.

(6) Includes (a) 17,448 restricted common shares granted under the Plan that have vested and (b) 10,132 restricted common shares granted under the Plan that have not vested.

(7) Includes 4,500 restricted common shares granted under the Plan that have not vested.

(8) Includes (a) 15,913 restricted common shares granted under the Plan that have vested and (b) 170,618 restricted common shares granted under the Plan that have not vested.  Mr. Gaille is affiliated with a member of the Financial Industry Regulatory Authority (“FINRA”) but has not entered into any arrangement with this FINRA member in respect of the sale of shares of his Common Stock covered by this prospectus.

(9) Includes 15,000 restricted common shares granted under the Plan that have not vested.

(10) Includes (a) 7,992 restricted common shares granted under the Plan that have vested and (b) 4,500 restricted common shares granted under the Plan that have not vested.

(11) Includes (a) 7,335 restricted common shares granted under the Plan that have vested and (b) 60,811 restricted common shares granted under the Plan that have not vested.

(12) Includes 8,000 restricted common shares granted under the Plan that have not vested.

(13) Includes (a) 8,305 restricted common shares granted under the Plan that have vested and (b) 10,180 restricted common shares granted under the Plan that have not vested.  Mr. Sherman is affiliated with a member of FINRA but has not entered into any arrangement with this FINRA member in respect of the sale of shares of his Common Stock covered by this prospectus.   Mr. Sherman is also a broker-dealer or an affiliate of a broker-dealer.  He has advised us that he has received the Common Stock being registered in the ordinary course of business, and not for resale, and that he had, at the time of receipt of such Common Stock, no agreements or understandings, directly or indirectly, with any person to distribute such Common Stock.

(14) Includes (a) 22,439 restricted common shares granted under the Plan that have vested and (b) 10,362 restricted common shares granted under the Plan that have not vested.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by us for the account of the Selling Stockholders.

The shares offered under this Reoffer Prospectus may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. These brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. This compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with sales of shares, a Selling Stockholder and any participating broker or dealer may be deemed to be underwriters within the meaning of the Securities Act, and any commissions they receive, and the proceeds of any sale of shares may be deemed to be, underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of Common Stock to which this Reoffer Prospectus relates. Any commissions, selling expenses or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholder. In order to comply with certain states securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless they have been registered or qualified for sale in that state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

LEGAL MATTERS

Certain legal matters with respect to the Common Stock offered hereby will be passed upon by Sidley Austin, LLP, our legal counsel.

EXPERTS

The consolidated financial statements of ZaZa Energy Corporation appearing in ZaZa Energy Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about ZaZa Energy Corporation’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties is derived from the reports of Ryder Scott Company, L.P., an independent petroleum engineer firm. This information and the report of Ryder Scott Company, L.P. are incorporated by reference herein and in the registration statement upon the authority of said firm as an expert with respect to such matters covered by such report and in giving such report.

Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties is derived from the reports of DeGolyer and MacNaughton, an independent petroleum engineering firm. This information and the report of DeGolyer and MacNaughton are incorporated by reference herein and in the registration statement upon the authority of said firm as an expert with respect to such matters covered by such report and in giving such report.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents have been filed with the SEC by the Company pursuant to the Exchange Act and are hereby incorporated by reference (other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules) rather than filed) into this Registration Statement:

•                  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014;

•                  The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 13, 2014, for the quarter ended June 30, 2014, filed with the SEC on August 13, 2014, and for the quarter ended September 30, 2014, filed with the SEC on November 12, 2014;

•                  The Company’s Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on February 7, 2014, February 26, 2014, March 12, 2014, March 20, 2014, March 21, 2014, March 31, 2014, May 20, 2014, May 21, 2014, June 13, 2014, June 13, 2014, July 21, 2014, August 13, 2014, August 25, 2014, August 27, 2014, September 24, 2014, November 6, 2014, November 13, 2014, November 13, 2014, November 14, 2014, November 19, 2014, December 19, 2014 and January 23, 2015;

•                  The Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2014; and

•                  The description of the Company’s Common Stock is contained in the Company’s Registration Statement on Form 8-A12B (File No. 001-35432), filed with the SEC on February 21, 2012, and any further amendment or report filed hereafter for the purpose of updating such description.

All documents filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable

Item 6. Indemnification of Directors and Officers

As permitted by Section 102 of the DGCL, Article Eighth of our restated certificate of incorporation, as amended, includes a provision that eliminates the personal liability of our directors to the fullest extent permitted by the DGCL. Section 145 of the DGCL gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified and authorizes the corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

Article 10 of our amended and restated bylaws provides that we shall indemnify every person who is or was a director or officer or is or was serving at the company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise to the full extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the company to provide broader indemnification rights than said law permitted prior to such amendment). Any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The registrant has procured insurance for the purpose of substantially covering its future potential liability for indemnification under the DGCL as discussed above and certain future potential liability of individual directors or officers incurred in their capacity as such which is not subject to indemnification.

We have entered into indemnity agreements with our present directors and certain of our executive officers. The indemnity agreements will supplement existing indemnification provisions in our restated certificate of incorporation and amended and restated bylaws, and generally provide for the indemnification of all liabilities, costs and expenses incurred by our directors and executive officers in connection with the performance of their duties for the registrant, subject to certain customary exclusions. The indemnity agreements also provide for the reimbursement of expenses any such person incurs as a witness in connection with a proceeding involving the registrant and the advancement of expenses during any proceeding prior to a final resolution as long as such person agrees to return such funds if it is determined that they were not entitled to indemnification under the indemnity agreements. The indemnity agreements also establish customary procedures to determine whether a person is entitled to indemnification, including by the appointment of an independent counsel to evaluate such person’s claim to indemnification.

Item 7. Exemption from Registration Claimed

This registration statement includes:

•                  106,559 restricted common shares granted to Scott Gaille under the Plan;

•                  257,760 restricted common shares granted to Todd A. Brooks under the Plan;

•                  316,713 shares of common stock underlying options granted to Todd A. Brooks under the Plan;

•                  4,500 restricted common shares granted to Beth A. Cornwall under the Plan;

•                  8,000 restricted common shares granted to Charles Ngo under the Plan;

•                  60,811 restricted common shares granted to Paul F. Jansen under the Plan;

•                  15,000 restricted common shares granted to Rod Guice under the Plan;

•                  4,500 restricted common shares granted to Terry Hobbs under the Plan;

•                  12,055 restricted common shares granted to Haag Sherman under the Plan;

•                  12,329 restricted common shares granted to Herbert C. Williamson under the Plan; and

•                  12,055 restricted common shares granted to Travis Burris under the Plan.

The securities listed above were not registered under the Securities Act or the securities laws of any state, were offered and sold in reliance on the exemption from registration under the Securities Act of 1933 provided by Section 4(2), and did not involve any public offering.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings

1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 6th day of February, 2015.

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Todd Alan Brooks, Scott Gaille and Paul F. Jansen, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd A. Brooks	Executive Director, President and Chief	February 6, 2015
Todd A. Brooks	Executive Officer
(Principal Executive Officer)

/s/ Paul F. Jansen	Chief Financial Officer	February 6, 2015
Paul F. Jansen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Herbert C. Williamson III	Chairman of the Board of Directors	February 6, 2015
Herbert C. Williamson III

/s/ Travis H. Burris	Director	February 6, 2015
Travis H. Burris

/s/ John E Hearn, Jr.	Director	February 6, 2015
John E Hearn, Jr.

/s/ Gaston L. Kearby	Director	February 6, 2015
Gaston L. Kearby

/s/ A. Haag Sherman	Director	February 6, 2015
A. Haag Sherman

EXHIBIT INDEX

Exhibit Number		Exhibit Description

4.1		Restated Certificate of Incorporation of ZaZa Energy Corporation (incorporated by reference to Exhibit 3.1 of ZaZa Energy Corporation’s Current Report on Form 8-K filed February 22, 2012).

4.2

Certificate of Amendment to Restated Certificate of Incorporation of ZaZa Energy Corporation, filed on August 19, 2014 (incorporated by reference to Exhibit 3.1 of ZaZa Energy Corporation’s Current Report on Form 8-K filed August 25, 2014).

4.3		Amended and Restated Bylaws of ZaZa Energy Corporation (incorporated by reference to Exhibit 3.2 of ZaZa Energy Corporation’s Current Report on Form 8-K filed February 22, 2012).

4.4	*	ZaZa Energy Corporation Long-Term Incentive Plan, as amended and restated on February 6, 2015.

4.5

Form of Director Restricted Stock Award Agreement, by and between ZaZa Energy Corporation and certain directors of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.6 of ZaZa Energy Corporation’s Form S-8 (333-185586) filed December 20, 2012).

4.6

Form of Stock Award Agreement, by and between ZaZa Energy Corporation and certain consultants that are former directors of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.7 of ZaZa Energy Corporation’s Form S-8 (333-185586) filed December 20, 2012).

4.7

Form of Stock Award Agreement, by and between ZaZa Energy Corporation and certain employees of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.9 of ZaZa Energy Corporation’s Form S-8 (333-185586) filed December 20, 2012).

4.8

Form of Stock Award Agreement, by and between ZaZa Energy Corporation and certain consultants of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.10 of ZaZa Energy Corporation’s Form S-8 (333-185586) filed December 20, 2012).

5.1	*	Opinion of Sidley Austin LLP

23.1	*	Consent of Ernst & Young LLP.

23.2	*	Consent of Ryder Scott.

23.3	*	Consent of DeGloyer and MacNaughton.

23.4	*	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	*	Power of Attorney (included on signature page)

* Filed herewith